Exhibit 3.2

BYLAWS

OF

PHILLIPS EDISON GROCERY CENTER REIT III, INC.

ARTICLE I

OFFICES

Section 1.01         PRINCIPAL OFFICES. The principal office of Phillips Edison Grocery Center REIT III, Inc. (the “Corporation”) shall be located at such place or places as the board of directors may designate from time to time.

Section 1.02         ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such places as the board of directors may from time to time determine or otherwise as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01         PLACE. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set in accordance with these amended and restated bylaws (“Bylaws”) and stated in the notice of the meeting.

Section 2.02         ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on a date and at the time and place set by the board of directors.

Section 2.03         SPECIAL MEETINGS. Special meetings of the stockholders may be called by (1) the president, (2) the chief executive officer, (3) a majority of the board of directors, or (4) a majority of the Independent Directors, as defined in the Corporation’s Articles of Incorporation, as amended from time to time (the “Charter”). Any such special meeting of stockholders shall be held on the date and at the time and place set by the person or persons who called the meeting. Prior to the effectiveness of the registration statement on Form S-11 relating to the Corporation’s initial public offering (the “Registration Statement”), a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of common stockholders entitled to cast a majority of all the votes entitled to be cast on any issue proposed to be acted upon at such meeting whereby such written request states the purpose of the meeting and the matters proposed to be acted upon at such meeting. Following the effectiveness of the Registration Statement, a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of common stockholders holding in the aggregate not less than 10% of the votes entitled to be cast at such meeting whereby such written request states the purpose of the meeting and the matters proposed to be acted upon at such meeting. In the event of a stockholders’ meeting called by the secretary as required above, the secretary of the Corporation shall, within 10 days of his or her receipt of the written request, notify, in the manner proscribed herein, each stockholder entitled to vote at the meeting. Notwithstanding anything to the contrary herein, such meeting shall be held not less than 15 days nor more than 60 days after the secretary’s delivery of such notice. Subject to the foregoing sentence, such meeting shall be held at the time and place specified in the stockholder request; provided, however, that if none is so specified, the meeting shall be held at such time and place convenient to the stockholders. Unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter that is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months.

Section 2.04         NOTICE FOR MEETINGS. Except as provided otherwise in Section 2.03 of this Article II, the secretary shall, not less than 10 nor more than 90 days before each meeting of stockholders, give to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting, notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise required by the Maryland General Corporation Law (as amended from time to time, the “MGCL”), the purpose of the meeting. Notice shall be deemed delivered to a stockholder upon being: (a) personally delivered to the stockholder; (b) left at the stockholder’s residence or usual place of business; (c) mailed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, in which case such notice shall be deemed to be given when deposited in the United States mail with postage prepaid thereon; (d) transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means; or (v) delivered by any other means permitted by the MGCL. A single notice to all stockholders who share an address shall be effective as to any stockholder at such address who consents to such notice or after having been notified of the Corporation’s intent to give a single notice fails to object in writing to such single notice within 60 days. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 2.12(c)(3)) of such postponement or cancellation prior to the meeting. Notice of the date to which the meeting is postponed shall be given not less than 10 days prior to such date and otherwise in the manner set forth in this Section 2.04.

Section 2.05         SCOPE OF NOTICE. Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except as otherwise set forth in Section 2.12(a) of this Article II and except for such business as is required by the MGCL or any other relevant statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

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Section 2.06         ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the board of directors to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board of directors or, in the case of a vacancy in the office or absence of the chairman of the board of directors, by one of the following officers present at the meeting: the vice chairman of the board of directors, if there be one, the chief executive officer, the president, the vice presidents in their order of rank and seniority, the secretary or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary’s absence or the secretary’s appointment as chairman of the meeting, an assistant secretary or, in the absence of both the secretary and assistant secretaries, an individual appointed by the board of directors or, in the absence of such appointment, an individual appointed by the chairman or co-chairmen of the meeting, as applicable, shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary or, in the absence of an assistant secretary, an individual appointed by the secretary shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman or co-chairmen of the meeting, as applicable. The chairman or co-chairmen of the meeting, as applicable, may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman or co-chairmen and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such persons as the chairman or co-chairmen of the meeting, as applicable, may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman or co-chairmen of the meeting, as applicable, may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman or co-chairmen of the meeting, as applicable; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman or co-chairmen of the meeting, as applicable, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.07         QUORUM; ADJOURNMENT. At any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at such meeting shall constitute a quorum except as otherwise provided by law, the Charter or these Bylaws. If a quorum shall not be present at any meeting of the stockholders, the chairman or co-chairmen of the meeting, as applicable, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed.

The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave fewer than required to establish a quorum.

Section 2.08         VOTING. Except as otherwise required by law, the Charter or these Bylaws, a majority of the votes cast at a meeting of the stockholders duly called and at which a quorum is present shall be sufficient to approve any matter that may properly come before the meeting. With respect to the election of directors, each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Unless otherwise provided in the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders.

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Section 2.09         PROXIES. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 2.10         VOTING OF STOCK BY CERTAIN HOLDERS. Stock registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president, a vice president, a general partner, or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his or her name as such fiduciary, either in person or by proxy.

Shares of the Corporation’s stock owned directly or indirectly by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case, subject to the terms of the Charter, they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The board of directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth: (a) the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; (b) if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and (c) any other provisions with respect to the procedure which the board of directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

Section 2.11         INSPECTORS.

(a)          The board of directors or the chairman or co-chairmen of the meeting, as applicable, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the chairman or co-chairmen of the meeting, as applicable.

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(b)          The inspectors, if any, shall: (1) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies; (2) receive votes, ballots or consents; (3) hear and determine all challenges and questions arising in connection with the right to vote; (4) count and tabulate all votes, ballots or consents; (5) determine the result; and (6) do such acts as are proper to conduct the election or vote fairly. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.12         NOMINATIONS AND STOCKHOLDER BUSINESS.

The requirements in this Section 2.12 which relate solely to the Securities and Exchange Commission’s (the “SEC’s”) rules and regulations applicable to companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall not apply until the Corporation has a class of securities registered under the Exchange Act.

(a)          Annual Meetings of Stockholders.

(1) Nominations of individuals for election to the board of directors and the proposal of other business to be considered by the stockholders may only be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the board of directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 2.12(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 2.12(a). Clause (iii) of the immediately preceding sentence shall be the sole and exclusive means for a stockholder to make nominations or other business proposals before an annual meeting of stockholders (other than matters properly brought under, and to the extent required by, the Exchange Act and included in the Corporation’s notice of meeting).

(2) Without qualification or limitation, subject to Section 2.12(c)(4), for any nomination or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to Section 2.12(a)(1)(iii), the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 2.12 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 2.12(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

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(3) A stockholder’s notice as described in Section 2.12(a)(2) shall set forth:

(i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act;

(ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

(iii) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person: (A) the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition; (B) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such stockholder, Proposed Nominee or Stockholder Associated Person, the purpose or effect of which is to give such stockholder, Proposed Nominee or Stockholder Associated Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap, or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such stockholder, Proposed Nominee or Stockholder Associated Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such stockholder, Proposed Nominee or Stockholder Associated Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions; (C) any proxy, contract, arrangement, understanding or other relationship pursuant to which such stockholder, Proposed Nominee or Stockholder Associated Person has a right to vote any shares of any security of the Corporation; (D) any short interest in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, Proposed Nominee or Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation; (F) any proportionate interest in shares of the Corporation or Synthetic Equity Interests held, directly or indirectly, by a general or limited partnership in which such stockholder, Proposed Nominee or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (G) any performance-related fees (other than an asset-based fee) that such stockholder, Proposed Nominee or Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s, Proposed Nominee’s or Stockholder Associated Person’s immediate family sharing the same household (which information required by this subsection (iii) shall be supplemented by such stockholder, Proposed Nominee or Stockholder Associated Person and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); (H) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; and (I) any other information relating to such stockholder, Proposed Nominee or Stockholder Associated Person and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Regulation 14A (or any successor provision) of the Exchange Act;

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(iv) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this Section 2.12(a)(3) and any Proposed Nominee: (A) the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee; and (B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;

(v) the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such stockholder’s notice; and

(vi) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the Proposed Nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

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(4) A stockholder’s notice as described in Section 2.12(a)(2) or Section 2.12(b), as the case may be, shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation and (b) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded).

(5) Notwithstanding anything in this Section 2.12(a) to the contrary, in the event that the number of directors to be elected to the board of directors is increased, and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of the proxy statement (as defined in Section 2.12(c)(3)) for the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the 10th day following the day on which such public announcement is first made by the Corporation.

(6) For purposes of these Bylaws, a “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such stockholder or such Stockholder Associated Person.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the board of directors or (ii) provided that the special meeting has been called in accordance with Section 2.03 of this Article II for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 2.12 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 2.12. Section 2.03 shall be the exclusive means for a stockholder to propose business to be brought before a special meeting of the stockholders. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the board of directors, any stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by Section 2.12(a)(3) and (4), is delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m. Eastern Time, on the later of the 120th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

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(c) General.

(1) If information submitted pursuant to this Section 2.12 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 2.12. Any such stockholder shall (i) notify the Corporation of any inaccuracy or change (within two Business Days (as defined below) of becoming aware of such inaccuracy or change) in any such information and (ii) promptly update and supplement the information previously provided to the Corporation pursuant to this Section 2.12, if necessary, so that the information provided or required to be provided shall be true and correct as of the record date for the meeting and as of the date that is 10 Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary at the principal executive office of the Corporation. Without limiting the foregoing, upon written request by the secretary or the board of directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the board of directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.12, (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 2.12 as of an earlier date and (C) any other information requested by the Corporation as may reasonably be required to determine the eligibility of any Proposed Nominee to serve as an independent director of the Corporation or that would be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 2.12.

(2) Only such individuals who are nominated in accordance with this Section 2.12 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 2.12 except as required pursuant to Rule 14a-8 under the Exchange Act or such similar rule promulgated by the SEC that governs the inclusion of stockholder proposals in proxy materials or consideration at a stockholders’ meeting. The chairman or co-chairman of the meeting, as applicable, shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal, and such nomination or other proposal shall be disregarded.

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(3) For purposes of this Section 2.12: (i) “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the SEC from time to time; and (ii) “public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the SEC pursuant to the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12. Nothing in this Section 2.12 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 2.12 shall require disclosure of revocable proxies received by the stockholder or a Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

(5) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York or the State of Maryland are authorized or obligated by law or executive order to close.

Section 2.13         VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order, or any stockholder shall demand, that voting be by ballot.

Section 2.14         EXEMPTION FROM CONTROL SHARE ACQUISITION STATUTE. Notwithstanding any other provision of the Charter or these Bylaws or any contrary provision of law, the Maryland Control Share Acquisition Statute, found in Title 3, Subtitle 7 of the MGCL, as amended from time to time, or any successor statute thereto, shall not apply to any acquisition of shares of stock of the Corporation by any person. This Section 2.14 may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

DIRECTORS

Section 3.01         GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its board of directors.

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Section 3.02         NUMBER, TENURE AND RESIGNATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the members then serving on the board of directors may establish, increase, or decrease the number of directors, provided that, except as otherwise provided in the Charter, the number thereof shall never be less than the minimum number required by the MGCL or the Charter (whichever is greater), nor more than the maximum number of directors set forth in the Charter, and further provided that, except as may be provided in the terms of any preferred stock issued by the Corporation, the tenure of office of a director shall not be affected by any decrease in the number of directors. Any director of the Corporation may resign at any time by delivering his or her resignation to the board of directors, the chairman of the board of directors or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3.03         ANNUAL AND REGULAR MEETINGS. An annual meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors. The board of directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the board of directors without other notice than such resolution.

Section 3.04         SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board of directors, the chief executive officer, the president or a majority of the board of directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the board of directors called by them. The board of directors may provide, by resolution, the time and place for the holding of special meetings of the board of directors without other notice than such resolution.

Section 3.05         NOTICE. Notice of any special meeting of the board of directors shall be delivered personally, or by telephone, electronic mail, facsimile transmission, United States mail, or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail, or facsimile transmission shall be given at least two days prior to the meeting. Notice by United States mail shall be given at least five days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage prepaid thereon. Telephone notice shall be deemed to be given when the director or the director’s agent is personally given such notice in a telephone call to which the director or the director’s agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the board of directors need be stated in the notice, unless specifically required by statute or these Bylaws.

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Section 3.06         QUORUM. A majority of the directors then serving shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that, if pursuant to the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority or such other percentage of such group. The directors present at a meeting which has been duly called and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave fewer than required to establish a quorum.

Section 3.07         VOTING. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the board of directors, unless the concurrence of a greater proportion is required for such action by the MGCL or the Charter. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the board of directors, unless the concurrence of a greater proportion is required for such action by the MGCL or the Charter.

Section 3.08         ORGANIZATION. At each meeting of the board of directors, the chairman of the board of directors or, in the absence of the chairman, the vice chairman of the board of directors, if any, shall act as chairman. In the absence of both the chairman and vice chairman of the board of directors, the chief executive officer or in the absence of the chief executive officer, the president or in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman. The secretary or, in his or her absence, an assistant secretary of the Corporation, or in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman, shall act as secretary of the meeting.

Section 3.09         ACTION BY WRITTEN CONSENT OR BY ELECTRONIC TRANSMISSION; INFORMAL ACTION. Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by each director, and such consent is filed in paper or electronic form with the minutes of proceedings of the board of directors.

Section 3.10         TELEPHONE MEETINGS. Directors may participate in a meeting of the board of directors by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 3.11         REMOVAL. At any meeting of stockholders called expressly, but not necessarily solely, for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors.

Section 3.12         VACANCIES. If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder (even if fewer than the statutory minimum remain). A successor to fill a vacancy on the board of directors that results from the removal of a director may be elected by either (a) the stockholders or (b) a majority of the remaining directors, even if such majority is less than a quorum. Any vacancy on the board of directors for any other cause shall be filled by a majority of the remaining directors, even if such majority is less than a quorum. The Conflicts Committee (as defined in and created by the Charter) shall nominate replacements for vacancies among the Independent Director positions. Any individual so elected as a director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

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Section 3.13         COMPENSATION. Subject to the provisions of the Charter, the directors may, in the discretion of the entire board of directors, receive annual or monthly compensation for their services as directors, including but not limited to fixed sums per meeting and/or per visit to real property or other facilities owned or leased by the Corporation, and/or for any service or activity performed or engaged in as directors on behalf of the Corporation. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the board of directors or of any committee thereof and for their reasonable out-of-pocket expenses, if any, in connection with each such meeting, property visit, and/or other service or activity they performed or engaged in as directors on behalf of the Corporation. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.14         RELIANCE. Each director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director, officer, employee or agent reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director, officer, employee or agent reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the board of directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 3.15         LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom monies or stock have been deposited.

Section 3.16         SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

Section 3.17         CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. For so long as the Corporation is externally advised, no officer or employee of the Corporation who is affiliated with the Corporation’s advisor shall be expected to devote his or her full time to the efforts of the Corporation unless he or she agrees in writing to do so. Any director or officer of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to, or in competition with those of or relating to the Corporation, subject to the provisions of the Charter.

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Section 3.18         RATIFICATION. The board of directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the board of directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the board of directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 3.19         EMERGENCY PROVISIONS. Notwithstanding any other provision in the Charter or these Bylaws, this Section 3.17 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the board of directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the board of directors, (a) a meeting of the board of directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (b) notice of any meeting of the board of directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (c) the number of directors necessary to constitute a quorum shall be one-third of the entire board of directors.

ARTICLE IV

COMMITTEES

Section 4.01         NUMBER, TENURE AND QUALIFICATIONS. The board of directors may appoint from among its members committees composed of one or more directors. The board of directors may delegate to committees appointed under this Section 4.01 any of the powers of the board of directors, except as prohibited by law.

Section 4.02         COMPOSITION. Except as provided in the Charter, such committees shall serve at the pleasure of the board of directors. The members of the Conflicts Committee shall at all times consist solely of Independent Directors, and the majority of the members of all committees shall be Independent Directors.

Section 4.03         MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special or regular meetings of the board of directors. Proper notice of any meeting of the board of directors shall also constitute notice of a meeting of the Conflicts Committee that may be held contemporaneously and/or immediately following the board meeting. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting of the committee. Except as provided in these Bylaws, the act of a majority of the committee members present at a meeting shall be the act of such committee. The board of directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee may fix the time and place of its meeting unless the board of directors shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

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Section 4.04         TELEPHONE MEETINGS. Members of a committee of the board of directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 4.05         ACTION BY WRITTEN CONSENT OR BY ELECTRONIC TRANSMISSION; INFORMAL ACTION. Any action required or permitted to be taken at any meeting of a committee of the board of directors may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by each member of the committee and such consent is filed in paper or electronic form with the minutes of proceedings of such committee.

Section 4.06         VACANCIES. Subject to the provisions hereof, and the Charter, the board of directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 5.01         GENERAL PROVISIONS. The officers of the Corporation shall include a chief executive officer, a president, a secretary and a treasurer and may include a chairman of the board of directors, a vice chairman of the board of directors, one or more vice presidents, a chief operating officer, a chief financial officer, a chief accounting officer, one or more assistant secretaries and one or more assistant treasurers. Unless otherwise specified by the board of directors or the chief executive officer, any chief operating officer, chief financial officer or chief accounting officer shall also be a vice president of the Corporation. In addition, the board of directors or the chief executive officer may from time to time elect such other officers with such powers and duties as it deems necessary or desirable. The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders, except that the chief executive officer may from time to time appoint one or more presidents, secretaries, treasurers, chief operating officers, chief financial officers, chief accounting officers, vice presidents, assistant secretaries and assistant treasurers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided. Any two or more offices, except president and vice president, may be held by the same person. In its discretion, the board of directors may leave unfilled any office except that of president, treasurer and secretary. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

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Section 5.02         REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the board of directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may be removed by the chief executive officer with or without cause. Any officer of the Corporation may resign at any time by delivering his or her resignation to the board of directors, the chairman of the board of directors, the chief executive officer, the president or the secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 5.03         VACANCIES. A vacancy in any office may be filled by the board of directors or, to the extent permitted in Section 5.01 of this Article V, the chief executive officer for the balance of the term.

Section 5.04         CHIEF EXECUTIVE OFFICER. The board of directors may designate a chief executive officer. In the absence of such designation, the president shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the board of directors, and for the management of the business and affairs of the Corporation. The chief executive officer may execute any agreement, deed, mortgage, lease, bond, contract, document or other instrument, except in cases where the execution thereof shall be expressly delegated by the board of directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the board of directors from time to time.

Section 5.05         CHIEF OPERATING OFFICER. The board of directors or the chief executive officer may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the board of directors or the chief executive officer.

Section 5.06         CHIEF FINANCIAL OFFICER. The board of directors or the chief executive officer may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the board of directors or the chief executive officer.

Section 5.07         CHIEF ACCOUNTING OFFICER. The board of directors or the chief executive officer may designate a chief accounting officer. The chief accounting officer shall have the responsibilities and duties as set forth by the board of directors or the chief executive officer.

Section 5.08         CHAIRMAN OF THE BOARD. The board of directors may designate an executive or non-executive chairman of the board of directors. The chairman of the board of directors shall not, solely by reason of these Bylaws, be an officer of the Corporation. The chairman of the board of directors shall preside over the meetings of the board of directors and of the stockholders at which the chairman of the board shall be present. The chairman of the board of directors shall perform such other duties as may be assigned to such individual by the board of directors.

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Section 5.09         PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the board of directors, the president shall be the chief operating officer. The president may execute any agreement, deed, mortgage, lease, bond, contract, document or other instrument, except in cases where the execution thereof shall be expressly delegated by the board of directors, the chief executive officer or these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors or the chief executive officer from time to time.

Section 5.10         VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. A vice president may execute any agreement, deed, mortgage, lease, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the board of directors, the chief executive officer or these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and shall perform such other duties as from time to time may be assigned to such individual by the chief executive officer, by the president or by the board of directors. The board of directors or the chief executive officer may designate one or more vice presidents as executive vice president, senior vice president or as vice president for particular areas of responsibility.

Section 5.11         SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the board of directors and committees of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to such individual by the chief executive officer, the president or the board of directors.

Section 5.12         TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors and in general shall perform such other duties as from time to time may be assigned to such individual by the chief executive officer, the president or the board of directors. In the absence of a designation of a chief financial officer by the board of directors, the treasurer shall be the chief financial officer of the Corporation.

The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer (or the president if there is no chief executive officer) and board of directors, at the regular meetings of the board of directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

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Section 5.13         ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the board of directors.

Section 5.14         SALARIES. The salaries and other compensation of the chief executive officer shall be fixed from time to time by the board of directors, and of the other officers by the board of directors or the chief executive officer, and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that such officer is also a director.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.01         CONTRACTS. The board of directors and, to the extent permitted by the MGCL and the Charter, a committee of the board of directors, may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease, bond, contract, document or other instrument shall be valid and binding upon the Corporation when duly authorized or ratified by action of the board of directors or, to the extent permitted by the MGCL and the Charter, a committee of the board of directors, and executed by an authorized person.

Section 6.02         CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the board of directors or a committee of the board of directors.

Section 6.03         DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the board of directors, the chief executive officer, the president, the chief financial officer or any other officer designated by the board of directors may determine.

ARTICLE VII

STOCK

Section 7.01         CERTIFICATES. Except as may otherwise be provided by the board of directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the board of directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

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Section 7.02         TRANSFERS; REGISTERED STOCKHOLDERS. All transfers of shares shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the board of directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the board of directors that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 7.03         REPLACEMENT CERTIFICATE. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the board of directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 7.04         FIXING OF RECORD DATE. The board of directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than 10 days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this Section 7.04, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein.

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Section 7.05         STOCK LEDGER. The Corporation shall maintain at one or more of its principal offices or at the office of its counsel, accountants, or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 7.06         FRACTIONAL STOCK; ISSUANCE OF UNITS. The Corporation may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as the board of directors may determine. Notwithstanding any other provision of the Charter or these Bylaws, the board of directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the board of directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The board of directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 9.01         AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the board of directors and declared by the Corporation, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.

Section 9.02         CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the board of directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the board of directors shall determine, and the board of directors may modify or abolish any such reserve.

ARTICLE X

INVESTMENT POLICY

Subject to the provisions of the Charter, the board of directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

Section 11.01         SEAL. The board of directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Maryland 2016 Corporate Seal” or any other words approved by the board of directors. The board of directors may authorize one or more duplicate seals and provide for the custody thereof.

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Section 11.02         AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place “[SEAL]” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XII

WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIII

AMENDMENT OF BYLAWS

The board of directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

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The foregoing are certified as the Bylaws of the Corporation adopted by the board of directors as of April 14, 2016.

/s/ Devin I. Murphy

Devin I. Murphy, Secretary

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